                                                                  Exhibit (a)(3)

                                RSA SECURITY INC.

                                  ELECTION FORM

Check ONE of the two boxes below and provide information accordingly.

[  ]     YES, I CHOOSE TO PARTICIPATE IN THE OFFER TO EXCHANGE:

         I have written in the table below the options that I wish to offer for exchange (the "Selected Options") subject to the terms and conditions of the Offer to Exchange Outstanding Stock Options held by Employees of RSA Security Inc. dated November 15, 2001 (the "Offer to Exchange"). I acknowledge that a list of all of my options of RSA Security Inc. appears when I log on to the Employee Log-in section of the AST StockPlan Stock Administration website and click on the "Option Status" link located in the left-hand column of the web page.

         If I participate in the Offer to Exchange, I understand that I am also required to tender* for exchange those options granted to me after May 15, 2001 that have an exercise price lower than the highest exercise price of Selected Options I am tendering (the "Required Options"). Accordingly, the table of Selected Options also includes all of my Required Options.

         I understand that if my offer to exchange Selected Options is accepted I will:

         (1) have no right, title or interest to my Selected Options listed in the table below and any Required Option(s) (whether or not listed on the table below), and any certificates or other documentation evidencing these option grant(s) will be void and of no further effect, and

         (2) receive a new option to purchase three shares of common stock for every five shares of common stock I have surrendered, subject to the terms of the Offer to Exchange.

         In addition, I am making the representations and acknowledgements to RSA Security Inc. that are attached as Exhibit A to this Election Form.

-------------------------------    ----------------------------    ----------------------------    ----------------------------
 OPTION NUMBER                      GRANT DATE OF                    NUMBER OF SELECTED             EXERCISE PRICE OF
                                    SELECTED OPTION                  OPTION SHARES (1)              SELECTED OPTION
-------------------------------    ----------------------------    ----------------------------    ----------------------------
-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

-------------------------------    ----------------------------    ----------------------------    ----------------------------

(1) If you tender* a Selected Option you must tender all the shares covered by that option. You cannot exchange only some of the shares covered by an option, and if you list only part of a Selected Option above, we will treat it as though you tendered all the shares covered by the option.

[  ]     NO, I CHOOSE NOT TO PARTICIPATE IN THE OFFER TO EXCHANGE:

         I do not wish to offer any of my options for exchange.


------------------------
* We use the word "tender" because this word has special legal meaning. "Tender" describes what you are doing when you request that we exchange your Selected and Required Options for new options as described in the Offer to Exchange. When you "tender" your Selected Options and Required Options, you will no longer have any rights to the Selected Options and Required Options if we accept them at the end of the offering period.

                                                                  Exhibit (a)(3)

         Please complete and sign this form and return it by hand delivery, mail or fax to the appropriate contact person listed below. WE MUST RECEIVE THIS ELECTION FORM BY NO LATER THAN 9:00 A.M., EASTERN STANDARD TIME, ON DECEMBER 17, 2001. IF YOU MISS THIS DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THIS OFFER.

Date: ___________  , 2001                  _____________________________________
                                           Signature
                                           _____________________________________
                                           Name (please print)
                                           _____________________________________
                                           Social Security No. or Tax ID No.
                                           _____________________________________
                                           Telephone No. during Working Hours


Please send your election form to:

- UNITED STATES: Michele Linehan, Human Resources, 36 Crosby Drive, Bedford, MA 01730
     Phone: (781) 301-5464; Fax: (781) 301-5470
- CANADA: Kristin Lawler, Human Resources, 505 Burrard Street, Vancouver, BC V7X 1M3
     Phone:  (604) 640-6248; Fax: (604) 640-6216
- EMEA AND IRELAND: Valerie Mann, Human Resources, RSA House (formerly Bracknell Gate) Western Road, Bracknell, RG12 1 RT UK
     Phone: (44) 1344 781601; Fax: (44) 1344 781314
- SWEDEN: Magnus Back, Human Resources, P.O. Box 107 04 Globen City, Hus 19, Avenavagen 29 S-121 29, 6th and 7th Floor, Stockholm Sweden
     Phone: (46) 8 725 97 92; Fax: (46) 8 725 97 96
- AUSTRALIA: Susan Newton, Human Resources, Level 32 Waterfront Place, 1 Eagle Street, Brisbane, Australia QLD 4000
     Phone: (61) 7 3227 4473; Fax: (61) 7 3227 4400
- ASIA PACIFIC: Anita Tan, Human Resources, 2 Shenton Way, #13-03, Unity Tower One, Singapore 068804
     Phone: (65) 880-5151; Fax: (65) 880-5155
- JAPAN: Kikuchi Tokuo, Legal Dept., Tokyo Ginko Kyokai Bldg. 13F, 1-2-1, Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan
     Phone: (813) 5222-5201; Fax: (813) 5222-5270

                                                                       EXHIBIT A
To: RSA Security Inc.

         I am requesting that RSA Security exchange the Selected Options indicated on the attached Election Form under the terms described in the Offer to Exchange. In addition to the representations and acknowledgements by me in the Election Form, I hereby represent and acknowledge the following to RSA Security Inc.:

- Any Selected Options that I tender* on the Election Form are tendered under the terms and conditions described in the Offer to Exchange, a copy of which I acknowledge having received and read.

- I have full power and authority to tender the Selected Options indicated in my Election Form.

- My death or incapacity will not affect RSA Security's authority to take the actions described in the Offer to Exchange with respect to option(s) that I have decided to tender*, and such authority will survive my death or incapacity. All of my obligations under this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

- Once RSA Security has accepted my tendered option(s) for exchange pursuant to the offer, there will be a binding agreement between RSA Security and me, upon the terms and conditions of the Offer to Exchange.

- If my offer to exchange Selected Options is accepted, I acknowledge that I will have no right, title or interest to my Selected Option(s) that are indicated in the table on the Election Form or to any Required Options (whether or not listed on the table) and that any certificates or other documentation evidencing such option grant(s) will be void and of no further effect.

- If my offer to exchange Selected Options is accepted, I acknowledge that:

     - I will receive a new option to purchase three shares of common stock for every five shares of common stock I have surrendered.

     - the new option(s) I receive will not be granted until the first business day that is at least six months plus one day after the date when my tendered* options are accepted for exchange and canceled by RSA Security.

     - the new option(s) I receive will be subject to the terms and conditions of (1) either RSA Security's Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, or RSA Security's 1994 Stock Option Plan--1998 Restatement, as amended, and
          (2) a new option grant agreement between RSA Security and me that will be forwarded to me after the grant of the new options.

     - 25% of each new option will vest immediately upon grant, and the remaining 75% of the new option will vest in equal quarterly installments over a three year period so long as I continue to be an employee of RSA Security or one of its subsidiaries.


------------------------
* We use the word "tender" because this word has special legal meaning. "Tender" describes what you are doing when you request that we exchange your Selected and Required Options for new options as described in the Offer to Exchange. When you "tender" your Selected Options and Required Options, you will no longer have any rights to the Selected Options and Required Options if we accept them at the end of the offering period.

                                                                       EXHIBIT A


- I also acknowledge that in order to receive new options I must be an employee of RSA Security or one of its subsidiaries and otherwise be an eligible optionee under the Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, or the 1994 Stock Option Plan--1998 Restatement, as amended, on both the date this offer expires and the date when the new options are granted. I further acknowledge that if I am not an employee on the date the new options are granted, I will not receive any new options or any other payment or other consideration for the options that are tendered* and cancelled under the offer. If I pass away, become disabled, terminate my employment for any reason or am terminated for any reason between the date when this offer expires and the date when the new options are granted, then I will not receive anything for the options that are tendered and cancelled under the offer.

- I recognize that, as described in Section 6 of the Offer to Exchange, RSA Security may terminate or amend the offer. RSA Security may also reject or postpone its acceptance and cancellation of any or all the options I have offered to exchange.

- If my offer to exchange Selected Options is accepted, I acknowledge that I will be ineligible to receive any new grants of options until the first business day that is at least six months plus one day after the expiration date of the offer.

- I have read, understand and agree to all of the terms and conditions of the offer described in the Offer to Exchange.



-----------------------
* We use the word "tender" because this word has special legal meaning. "Tender" describes what you are doing when you request that we exchange your Selected and Required Options for new options as described in the Offer to Exchange. When you "tender" your Selected Options and Required Options, you will no longer have any rights to the Selected Options and Required Options if we accept them at the end of the offering period.